UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

Enliven Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39247	81-1523849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Road
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720 647-8519

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Enliven Therapeutics, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2020 Equity Incentive Plan, which increases the number of shares authorized for issuance thereunder by 2,900,000 shares.

A description of the Amended and Restated 2020 Equity Incentive Plan is included in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2024. Such description does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated 2020 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2024, immediately following the vote on proposal 3 at the Annual Meeting, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation, which amendment was effective upon filing. Specifically, the Certificate of Amendment amended Article SEVENTH in its entirety to read as follows:

“SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”

The Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 18, 2024. The matters voted upon at the Annual Meeting and the voting results for each proposal are set forth below.

Proposal 1: Election of two Class I Directors

Name of Director	For	Withheld	Broker Non-Votes
Mika Derynck, M.D.	36,395,048	1,809,664	4,743,579
Rishi Gupta, J.D.	37,375,048	943,801	4,629,442

Each director nominee was duly elected to serve until the 2027 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier resignation or removal.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
42,943,620	2,301	2,370	N/A

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3: Amendment to Restated Certificate of Incorporation

For	Against	Abstain	Broker Non-Votes
37,208,125	1,108,603	2,420	4,629,143

The stockholders approved the amendment to the Company’s restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law.

Proposal 4: Amendment to Amended and Restated 2020 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
30,331,382	7,985,341	2,426	4,629,142

The stockholders approved the amendment and restatement of the Company’s Amended and Restated 2020 Equity Incentive Plan, which increases the number of shares authorized for issuance thereunder by 2,900,000 shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, dated June 18, 2024

10.1	Amended and Restated 2020 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enliven Therapeutics, Inc.

Date: June 18, 2024	By:	/s/ Samuel Kintz
	Name:	Samuel Kintz
	Title:	President and Chief Executive Officer